EXHIBIT 10.B

EL PASO CGP COMPANY
as Issuer
and
THE BANK OF NEW YORK TRUST COMPANY, N. A.
as Trustee
SECOND SUPPLEMENTAL INDENTURE
Dated as of December 27, 2005
to
INDENTURE
Dated as of May 15, 1992
9 5/8 % Senior Debentures due May 15, 2012

     SECOND SUPPLEMENTAL INDENTURE, dated as of December 27, 2005 (this “Supplemental Indenture”), between EL PASO CGP COMPANY, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (as successor-in-interest to The Bank of New York, a New York banking corporation, and Bank of Montreal Trust Company, a New York trust company), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of May 15, 1992 (the “Original Indenture”), such Original Indenture, as amended and supplemented from time to time (including without limitation pursuant to this Supplemental Indenture), being referred to herein as the “Indenture”; and
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of all Series affected thereby (voting as a single class); and
     WHEREAS, El Paso Corporation, a Delaware corporation (“El Paso”), has offered to exchange all of the outstanding Securities, upon the terms and subject to the conditions set forth in its Offering Memorandum and Consent Solicitation Statement, dated December 2, 2005 (as amended and supplemented to date), and in the related Letter of Transmittal and Consent (the “Exchange Offer”); and
     WHEREAS, in connection with the Exchange Offer, El Paso has been soliciting written consents of the Holders to the amendments to the Indenture set forth herein (and to the execution of this Supplemental Indenture), and El Paso has now obtained such written consents from the Holders of a majority in aggregate principal amount of the outstanding Securities of all Series affected thereby (voting as a single class); and
     WHEREAS, accordingly, this Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.02 of the Indenture; and
     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken; and
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Relation to Indenture; Definitions
     SECTION 1.01. Relation to Indenture.
     With respect to the Securities of each and every Series outstanding under the Indenture, this Supplemental Indenture constitutes an integral part of the Indenture.
     SECTION 1.02. Definitions.
     For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.
     SECTION 1.03. General References.
     All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE 2
Amendments to Indenture
     SECTION 2.01. Amendments.
     Effective upon the date hereof, with respect to all outstanding Securities of each and every Series:
     (a) Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.11 and 4.12 of the Indenture are hereby deleted and the Company is hereby released from its obligations thereunder;
     (b) any failure by the Company to comply with the terms of any of the foregoing Sections of the Indenture (whether before or after the execution of this Supplemental Indenture) shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;
     (c) Section 4.08 of the Indenture is hereby amended and restated to read, in its entirety, as follows:
     “SECTION 4.08 Compliance Certificate.
          The Company shall deliver to the Trustee within 150 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year and whether all of the conditions and covenants of the Company have been complied with regardless of any period of grace or requirement of notice provided under the Indenture. If they do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default, as the case may be, and its status.”
     (d) Article 5 of the Indenture is hereby amended and restated to read, in its entirety, as follows:
“ARTICLE 5
Successor Entity
     SECTION 5.01 When Company May Merge, Etc.
          The Company shall not consolidate with or merge with or into any other person or transfer all or substantially all of its properties and assets as an entirety to any person, unless:
          (1) (A) in the case of a merger, the Company is the surviving entity, or (B) the person formed by such consolidation or into which the Company is merged or the person which acquires by transfer all or substantially all of the properties and assets of the Company as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities of each Series and this Indenture;
          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and
          (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
          Notwithstanding the foregoing, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries.
     SECTION 5.02 Successor Entity Substituted.
          Upon any consolidation of the Company with, or merger of the Company into, any other person or any transfer of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may

2

exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named originally as the Company herein, and thereafter, the predecessor person shall be relieved of all obligations and covenants under this Indenture and the Securities of each Series.”
     (e) clauses (4) and (7) of the first paragraph of Section 6.01 of the Indenture are hereby deleted, and the events described therein shall no longer constitute Events of Default under the Indenture;
     (f) clauses (5) and (6) of the first paragraph of Section 6.01 of the Indenture are hereby amended and restated to read, in their entirety, as follows:
          “(5) the Company pursuant to or within the meaning of any Bankruptcy Law:
             (A) commences a voluntary case or proceeding,
             (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,
             (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
             (D) makes a general assignment for the benefit of its creditors; or
          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
             (A) is for relief against the Company in an involuntary case or proceeding,
             (B) appoints a Custodian of the Company or for all or substantially all of its properties, or
             (C) orders the liquidation of the Company,
     and in each case the order or decree remains unstayed and in effect for 60 days.”
     (g) the first sentence of the fourth paragraph of Section 6.01 of the Indenture is hereby amended and restated to read, in its entirety, as follows:
          “A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities of such Series notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice.”
     SECTION 2.02. Deleted Defined Terms.
     In conjunction with the amendments identified in Section 2.01 above, the following defined terms used in the Indenture are hereby deleted: “Attributable Debt,” “Capitalized Lease Obligation,” “Consolidated Net Tangible Assets,” “Funded Debt,” “Indebtedness,” “Principal Domestic Property of the Company,” “Sale and Leaseback Transaction,” “Short-Term Borrowing” and “Significant Subsidiary.”
ARTICLE 3
Miscellaneous
     SECTION 3.01. Certain Trustee Matters.
     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
     The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or due execution thereof by the Company.

3

     SECTION 3.02. Continued Effect.
     Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture (as supplemented and amended to date) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as so supplemented and amended, and as further supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.
     SECTION 3.03. Governing Law.
     This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 3.04. Counterparts.
     This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Pages Follow)

4

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

EL PASO CGP COMPANY
By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee
By:	/s/ Patrick T. Giordano
Authorized Signatory